SECOND AMENDMENT

TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

WITH ESCROW INSTRUCTIONS

         THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE

AGREEMENT WITH ESCROW INSTRUCTIONS ("Amendment") is made and entered into as of April 12, 2021, and constitutes an agreement between PERMA-PIPE INC., a Delaware corporation ("Seller"), and NASH88, LLC, a Delaware limited liability company ("Buyer"), with reference to the following:

A.	Buyer and Seller entered into that certain Real Estate Purchase and Sale

Agreement with Escrow Instructions dated January 22, 2021, and amended by that certain First Amendment dated February 23, 2021 (collectively, the "Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain real property located at 1310 Quarles Dr., Lebanon, Tennessee, comprising assessor's parcel number 058G-A-002.00-000, as more particularly described in the Agreement and Title Commitment ("Property").

B.    Buyer and Seller desire to amend certain terms of the Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.    Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.    Environmental Holdback. Seller and Buyer desire to proceed towards a Closing but acknowledge (a) Buyer’s demand to conduct a Phase II environmental site assessment of the Property (the "Phase II Study") to further ascertain the environmental condition of the Property and any cleanup remediation that may be necessary, and (b) the outstanding Storm Water Management (SWM) Complaint for illegal dumping at the Property which was reported to the Tennessee Department of Environment and Conservation (TDEC) in October 2020 for an alleged event in 1995 (the "Complaint"). Seller and Buyer have agreed that the sum of Four Hundred Thousand Dollars ($400,000) (the "Holdback Amount") shall be retained by the Escrow Agent at Closing and shall be released to Seller pursuant to the terms set forth below, and upon written notice from Seller and Buyer that the following having been completed:

(i)    With Buyer’s reasonable cooperation at no cost to Buyer, Seller provides written notice from the TDEC to Buyer that the Complaint has been deemed ‘closed’ or such other TDEC designation meaning the TDEC will no longer pursue or investigate the Complaint or any of the allegations therein and that the TDEC considers the matter closed; and

(ii)    the Phase II Study is completed and results in environmental findings that do not require any remediation or environmental cleanup of the Property; or in the event the Phase II Study is completed and results in a finding of contaminants existing on, under or in the Property and Seller performs all remediation efforts of the contaminates as may be recommended by the Phase II Study, and as may be required by the TDEC or any applicable laws. Escrow Agent shall disburse such portion of the Holdback Amount to Seller against receipt of paid written invoicing from remediation contractors for the applicable cleanup efforts. Notwithstanding the foregoing, Seller acknowledges and agrees that any and all liability, costs and/or expenses resulting from the Complaint and any and all environmental remediation of the Property that may be disclosed by the Phase II Study and required by Buyer shall be at the sole cost and expense of Seller without limit and shall not in any way be limited by or to the Holdback Amount.

Upon Seller and Buyer providing written notice to Escrow Agent that the requirements of Section 2(i) and (ii) having been satisfied, the balance of the Holdback Amount, if any, shall be disbursed to Seller.

3.    Phase II Study Completion. Buyer agrees to have its third party vendor complete the Phase II Study, and Buyer shall deliver a copy thereof to Seller, on or before sixty (60) days after the Closing Date (the "Phase II Deadline"). In the event the Buyer fails to deliver to Seller the Phase II Study by the Phase II Deadline, the Buyer and Seller agree to provide written notice of same to Escrow Agent and Escrow Agent shall disburse the Holdback Amount to Seller. Notwithstanding the Buyer’s failure to meet the Phase II Deadline and the release of the Holdback Amount, Seller shall remain fully obligated to perform the requirements of Section 2(i) and any remediation efforts in Section 2(ii) as may be reflected in later delivered Phase II Study.

4.    Lender Protections.  In connection with, and as a condition and material inducement to, Citi Real Estate Funding Inc. (together with its successors and assigns, “Lender”) making a loan (the “Loan”) to Buyer to finance Buyer’s acquisition of the Property, Lender has required the provisions of this Section 4 to be incorporated into this Amendment. In the event of any conflict between the provisions of this Section 4 and the other provisions of this Amendment, the provisions of this Section 4 shall control. Lender is a third party beneficiary of this Amendment. Buyer hereby transfers, sets over and assigns to Lender, and grants to Lender a security interest in all of Buyer’s right, title and interest in and to the Holdback Amount (the “Escrow Rights”), if any.  Upon or at any time after the occurrence of an Event of Default (as defined in that certain Loan Amendment between Buyer and Lender executed in connection with the Loan) but subject to Sections 2 and 3 above, Lender shall be entitled to enforce the Escrow Rights.  Escrow Agent hereby acknowledges the foregoing assignment to Lender and consents thereto.   Buyer (A) represents and warrants that as of the date hereof Buyer has not made any other assignment of the Escrow Rights, and (B) covenants and agrees with Lender that it (i) will enforce this Amendment in accordance with its terms and (ii) will not make any other assignment of the Escrow Rights.  Without limiting any of the foregoing, the parties agree that (1) this Amendment may not be amended or modified without the prior written consent of Lender, and (2) Lender shall be entitled to receive the same notice as Buyer is entitled to receive under this Amendment upon any resignation or substitution of Escrow Agent, and Lender’s approval of any replacement of Escrow Agent must be obtained to the same extent of Buyer’s rights to approve any such replacement.  Lender’s address for notices hereunder is:

Citi Real Estate Funding Inc.

388 Greenwich Street, 8th Floor

New York, New York 10013

Attention:  Commercial Real Estate Group

Facsimile No.:  (646) 328-2938

With a copy to:

Katten Muchin Rosenman LLP

550 South Tryon Street, Suite 2900

Charlotte, North Carolina 28202

Attention:  John Domby, Esq.

Facsimile No.:  (704) 444-2050

5.    No Further Changes. Except as expressly amended herein, all terms of the Agreement shall remain in full force and effect.

6.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

(Signature Page Follows)

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:          BUYER:

PERMA-PIPE, INC., a Delaware corporation By: /s/ D. Bryan Norwood Bryan Norwood, CFO	NASH88, LLC, a Delaware limited liability company By: Wink Family, LLC, a California limited liability company Its Manager By: /s/ Marvin Winkler Marvin Winkler, Manager

RECEIVED AND ACKNOWLEDGED

BY ESCROW AGENT:

FIDELITY NATIONAL TITLE

By:_/s/ Jody Kelly_____________________________

Name:______Jody Kelly____________________

Title:___V.P._________________________